Exhibit 99.2

Delta Air Lines Edward H. Bastian  President and Chief Financial Officer

Safe Harbor This presentation contains various projections and other forward-looking statements which represent Delta’s estimates or expectations regarding future events.  All forward-looking statements involve a number of assumptions, risks and uncertainties, many of which are beyond Delta’s control, that could cause the actual results to differ materially from the projected results.  Factors which could cause such differences include, without limitation, business, economic, competitive, industry, regulatory, market and financial uncertainties and contingencies, as well as the “Risk Factors” discussed in Delta’s Form 10-K filed with the SEC on February 15, 2008.  Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of the date of this presentation, and which Delta has no current intention to update.  In this presentation, we will discuss certain non-GAAP financial measures in talking about our company’s performance.  You can find the reconciliations of those measures to comparable GAAP measures on our website at delta.com.

2007 –A Year of Continued Financial Progress Delivering on our commitments drives substantial value  of those measures to comparable GAAP measures on our website at delta.com.   0.20.40.6 First annual profit since 2000 Closed RASM gap to 95% of industry average Best-in-class cost structure  -mainline non-fuelunitcostreduced5%0.71.2fuel unit cost reduced 5% Generated $1 billion in free cash flow Ended year with liquidity of $3.8 billion 2007 Pre-Tax Income ($B)1 2007 YOY change in Pre-Tax Income ($B)10.8 0.6 0.4 0.2 1.2 0.7 0.2 (0.3) 2 1Excludes special and reorganization related items

Dramatic Progress in All Areas2007vs20052007 vs. 2005 Improving Unit Revenues Best-in-Class Costs Strong Balance Sheet (¢)(¢)Consolidated PRASM Mainline Non-Fuel Unit Costs Adjusted Net Debt $B(1)12 11 10 9 8 702005 2007 2005 2007 6/30/05 2007 9.31 11.15 7.39 6.80 16.96 7.9 +20% -10% >50% 3 1Includes on-balance sheet debt plus 7x last twelve months’  aircraft rent reduced by cash, cash equivalents and short-term investments

High Fuel Costs Are A Reality Jet Fuel Prices up 85% Since Beginning of the 2007 $3.32  12/29/2006 1/12/2007 1/26/20072/9/2007 2/23/2007 3/9/2007 3/23/20074/6/2007 4/20/20075/4/20075/18/2007 6/1/2007 6/15/2007 6/29/20077/13/2007 7/27/2007 8/10/2007 8/24/2007 9/7/2007 9/21/2007 10/5/2007 10/19/2007 11/2/2007 11/16/2007 11/30/2007 12/14/2007 12/28/2007 1/11/2008  1/25/2008  2/8/2008  2/22/2008  3/7/2008 n$ per gallon  $1.73 4Source: Platt's US Gulf Coast Pipeline

Strategy is Working But Must Be Calibrated to Current Economic Environment  International Growth Domestic Capacity Rationalization Cost and Cash Flow Discipline

•Reduce system capacity by an additional 5% –Expect to remove up to • Continued growth and diversification to create global network • Identified $150M in additional 2008 productivity initiatives–Revenue enhancements–Expect to remove up to 15-20 mainline and 20-25 RJ aircraft–Also reduce utilization through reduced  • 41% international capacity by peak summer ’08–Delta’s first entrance to –Revenue enhancements and cost reductions–Incremental to $400M planned initiatives previously announced frequencies; day of week/holiday cancellations • Brings total domestic flying down 10% by second half China, Heathrow–Only US carrier to Africa–First mover advantage in Eastern Europe–Non-capacity driven–Targeted areas include cargo and ancillary businesses, passenger fees and overhead down 10% by second half of year • Voluntary headcount reduction initiatives in Eastern Europe–US launch customer of B777-LR–Air France JV Strong RASM gains on fees and overhead•$1.3B CAPEX in 2008 –primarily aircraft to support international expansion–Strong RASM gains on double-digit capacity growth international expansion –$200M reduction from planned levels

International Expansion Continues Over 20 new international markets and 12 new destinations in 2008 Global diversification promotes long-term success Shanghai Salt Lake City New York Hairfax Charlottetown Atlanta  Queretaro  San JoseLiberia Antigua St. Kitts  Georgetown Bogota Georgetown  Stockholm Bogota  Paris Lyon Malaga Dakar Cape Town Amman Tal Aviv Cairo

Network Dramatically Restructured Summer 2008 vs. 2005 •System capacity flat versus 2005•International capacity up 77% •International capacity 41% of total network•First mover advantage to Africa and Eastern Europe 77.4% 70% ASM % Change50% 30% 10% -10% -30% 0.3 -22.5% Consolidated System Domestic International  Africa Pacific ME / India E. Europe Latin W. Europe Domestic 1 1 105016 76 59 20 10 3 3 3 2 Source:  internal capacity data 7

Fleet Plan Provides Foundation for International Strategy Designed for growth and flexibility  •Opens world-wide markets from ATL and JFK Initially deployed on JFK-Mumbai  •First lie-flat premium product for Delta•Increase gauge and profitability in international markets  •“Follow the sun” during contra-seasonal periods  Ability to right size wide body capacity  •Growth in smaller European destinations•Enables new service to Africa and Middle East markets   •Mission capability allows entrance to new markets•Designed for new high performance markets •Right sizes over-gauged 757 routes B777-LR B767-400 B757-ER B757-300ER B737-700

Cost Discipline is Fundamental to Leadership Position 2007 Mainline Non-Fuel CASM(¢)6.80 6.80 8.81 7.77 8.01 8.22 DAL NWA LCC AMR CAL UAUA 91Excludes special and non-recurring items and profit sharing expense.  Stage length adjusted  to Delta stage length of 1,237 miles

Cash Flow Discipline 2008 CAPEX $1.3 billion –a $200 million reduction from plan Aircraft spending reduced $125 million  –Deferral of three CRJ-900 aircraft to 2009–Potential additional sales / subleases being negotiated •Non-aircraft spend reduced $75 million–Aircraft modifications and inventory reductions Ground and technology projects being analyzed Target year-end unrestricted liquidity balance of $3.7 billion, including $1 billion Target year end unrestricted liquidity balance of $3.7 billion, including $1 billion revolver 10

Long-Term Fuel Hedge Strategy in Place  Multi-year hedging strategy utilizes call options, collars, swaps Percent Hedged Jet Fuel Equivalent Cap 27% 41% 26% 11% 9% 5% $2.76 $2.71 $2.67 $2.67 $2.57 $2.69 Percent Hedged Jet Fuel Equivalent Cap 1q 2008 2q 20008 3q 2008 4q 2008 2009 2010

March Quarter In Line With Expectations Strong international demand mitigates fuel price increase 2008 March 2008 Quarter  Current Projection January 23 Guidance  Operating Margin(3%)Fuel Price$2.83$2.74Mainline non-fuel CASM (vs. PY)Up 5%Up 4 -6%(2%) -(4%) System Capacity (vs. PY)Up 2%Up 1 -2%DomesticDown 3%Down 2 -3%InternationalUp 10%Up 10 -12%

Delta –Focused on Performance  Taking our performance to top tier •Continued unit revenue gains combined with cost and cash flow discipline • Recalibrating business to a high fuel price environment  International growth and diversification is key to long-term success•Air France joint venture, fleet flexibility and unique international destinations provide strategic advantage•41% international capacity by summer 2008  Disciplined approach to domestic capacity •Quick and decisive actions to reduce capacity•Capacity reductions will target highest cost domestic aircraft  Commitment to shareholder value•Financial improvements, combined with the power of our people, network and balance sheet, provide opportunities to deliver shareholder value 13•Board of Directors continues to address long-term strategic alternatives

Non-GAAP to GAAP Reconciliation

Pre-Tax Income (Loss) (Combined)(Predecessor)(in millions)20072006Pre-Tax Income (Loss) 1,819 $ (6,968) $  Items excluded:     Accounting adjustments-  310  Reorganization expense net (1215) 6206 Reorganization expense, net (1,215)  6,206 Interest due to bankruptcy 12  - Post emergence related professional fees9  Total items excluded(1,194)  6,516 Pre-tax income (loss) excluding reorganization and special items625 $ (452)$   Note:  Delta excludes reorganization and related and certain items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring believes the exclusion of these items is helpful to investors to evaluate the companys recurring operational performance.

Length-of-Haul Adjusted Passenger RASM  Passenger RASM11.15   ¢Adjustment for charter and other airline revenue(0.01)    Passenger RASM excluding charter and other airline revenue11.14 ¢Length of haul adjustment(0.33)    Length of haul adjusted Passenger RASM excluding charter   revenue and other airline revenue10.81    ¢Industry average Passenger RASM11.40   ¢Percentage of industry average95% (Combined)Twelve Months Ended December 31 2007 Note:  Delta presents length-of-haul adjusted PRASM excluding charter revenue because management believes this provides a more meaningful comparison of the company’s PRASM to the industry.

Mainline Non-Fuel CASM

	(Combined) Twelve Months Ended December 31, 2007	(Predecessor) Twelve Months Ended December 31, 2006	(Predecessor) Twelve Months Ended December 31, 2005
Mainline CASM	10.68 ¢	10.75 ¢	11.11 ¢
Items excluded:			
Aircraft maintenance to third parties	(0.25)	(0.19)	(0.13)
Staffing services to third parties	(0.10)	(0.09)	(0.07)
Mainline CASM excluding items not related to ASMs	10.33 ¢	10.47 ¢	10.91 ¢
Items excluded:			
Accounting adjustments	-	(0.10)	-
Aircraft charges	-	-	(0.01)
Pension and related charges	-	-	(0.65)
Profit sharing	(0.12)	-	-
Post emergence bankruptcy related professional fees	(0.01)	-	-
Total items excluded	(0.13)	(0.10)	(0.66)
Mainline CASM excluding certain items	10.20 ¢	10.37 ¢	10.25 ¢
Fuel expense and related taxes	(3.40)	(3.23)	(2.86)
Mainline CASM excluding fuel expense and related taxes and certain items	6.80 ¢	7.14 ¢	7.39 ¢

Note: Delta presents mainline cost per available seat mile (CASM) excluding fuel expense because management believes high fuel prices mask the progress that has been achieved toward its business plan targets. Mainline CASM excludes $445 million, $345 million and $262 million for the years ended December 31, 2007, 2006 and 2005, respectively, in expenses related to providing maintenance and staffing services to third parties as these costs are not associated with the generation of a seat mile.

DELTA

Free Cash Flow (Cbid)(Combined)Twelve Months Ended(in millions)December 31, 2007Net cash provided by operating activities1,359 $ Adjustments: Payments to ALPA and PBGC for bankruptcy related obligations 875   Payments to ALPA and PBGC for bankruptcy related obligations 875  Changes in short-term investments(476)  Adjusted net cash provided by operating activities1,758  Net cash used in investing activities(625) Adjustment:   Financing of CRJ-900s(124)   Adjusted net cash used in investing activities(749)Adjusted net cash used in investing activities(749) Total Free Cash Flow1,009 $  Note:  Delta presents free cash flow because management believes this metric is helpful to investors to evaluate factors causing changes in the company’s liquidity position.

Adjusted Net Debt  (Combined)(Predecessor)(in millions)December 31, 2007June 30, 2005Debt and capital lease obligations 9,000 $  14,082 $   Plus: 7x LTM aircraft rent 1,722 4,529  Adjusted total debt 10,722 $ 18,611 $  Less: Cash and Cash Equivalents (2,648) $  (1,341) $    Less: Short-term Investments (138)  (330)  Adjusted Net Debt 7,936 $ 16,940 $  Note:  Delta used adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations Delta reduces total debt by cash and capital leases, to present estimated financial obligations.  Delta reduces total debt by cash and cash equivalents and short-term investments, to present the amount of additional assets needed to satisfy the debt.